UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on June 6, 2018.

Meeting Information
NETFLIX, INC.	Meeting Type: Annual Meeting
For holders as of: April 9, 2018
Date: June 6, 2018 Time: 3:00 PM Pacific Time
	Location:	Meeting live via the Internet-please visit nflx.onlineshareholdermeeting.com

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit nflx.onlineshareholdermeeting.com and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

NETFLIX, INC. 100 WINCHESTER CIRCLE LOS GATOS, CA 95032

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT         ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2018 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote By Internet:

    Before The Meeting:

  Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

    During The Meeting:

  Go to nflx.onlineshareholdermeeting.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.  To elect four Class I directors to hold office until the 2021 Annual Meeting of Stockholders.

Nominess:

1a.    Richard N. Barton

1b.    Rodolphe Belmer

1c.    Bradford L. Smith

1d.    Anne M. Sweeney

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

3.  Advisory approval of the Company’s executive officer compensation.

The Board of Directors recommends you vote AGAINST the following proposals:

4.  Stockholder proposal to allow holders of an aggregate of 15% of outstanding common stock to call special shareholder meeting, if properly presented at the meeting.

5.  Stockholder proposal regarding proxy access bylaw for director nominees by stockholders, if properly presented at the meeting.

6.  Stockholder proposal regarding clawback policy, if properly presented at the meeting.

7.  Stockholder proposal regarding shareholder right to act by written consent, if properly presented at the meeting.

8.  Stockholder proposal regarding simple majority vote, if properly presented at the meeting.

9.  Stockholder proposal to amend Sections 2.8 and 3.3 of the bylaws to provide for the election of directors in uncontested elections by a majority vote of shares voted, if properly presented at the meeting.